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Microfilm Number
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Filed with the Department of State on
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Entity Number
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Secretary of the Commonwealth


                           ARTICLES OF INCORPORATION
                              DSCB:15-1306(Rev 91)

Indicate type of domestic corporation (check one):

   X Business-stock                     Professional
  ---   (15 Pa. C.S. (S) 1306)       ---    (15 Pa. C.S. (S) 2903)

     Business-nonstock                  Management
  ---   (15 Pa. C.S. (S) 2102)       ---    (15 Pa. C.S. (S) 2701)

     Business-statutory close           Cooperative
  ---   (15 Pa. C.S. (S) 2304a)      ---    (15 Pa. C.S. (S) 7701)

      In compliance with the requirements of the applicable provisions of 15 Pa.CS.(relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1.    The name of the corporation is:  Pierce Leahy Inc.
                                                        ------------------------

2. The address of this corporation's initial registered office in this Commonwealth and the county of venue is:


(a)   631 Park Avenue
      --------------------------------------------------------------------------
      Number and Street

      King of Prussia     PA              19406            Montgomery
      --------------------------------------------------------------------------
      City                State            Zip             County

(b)
      --------------------------------------------------------------------------
      Name of Commercial Registered Office Provider

      --------------------------------------------------------------------------
      County


      For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

 4.   The aggregate number of shares, authorized is:  1,000 shares of
                                                      -------------------------
      Common Stock, $.01 par value
      -------------------------------------------------------------------------

      (other provisions, if any, attach 8 1/2 X 11 sheet)

5. The name and address, including street and number, if any, of the incorporator is:

      Name:     Loriann Lea
                ---------------------------------------------------------------
      Address:  Cozen and O'Connor
                ---------------------------------------------------------------
                1900 Market Street
                ---------------------------------------------------------------
                Philadelphia, PA 19103
                ---------------------------------------------------------------

6.    The specified effective date, if any, is:

               upon filing
      -------------------------------------------------------------------------
      month,  day,  year,  hour,  if any

7. Any additional provisions of the articles, if any, attach 8 1/2 X 11 sheet.

      SEE 7(a)

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "Public Offering" within the meaning of the Securities Act of 1933 (15U.S.C. (S) 77A et seq).

9. Business Cooperative Corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:
                              -------------------------------------------------

      -------------------------------------------------------------------------


7. (a) The shareholders shall not have the right to cumulate their shares in voting for the election of Directors.

IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 24th day of April, 1997.
                   ----        -----



                                        /s/ Loriann Lea
                                        ---------------------------------------
                                        Loriann Lea, Incorporator
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Microfilm Number
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Filed with the Department of State on
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Entity Number
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Secretary of the Commonwealth



              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                            DSCB:  15-1915 (Rev 91)

In compliance with the requirements of 15 Pa.C.S. (S)1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation is:  Pierce Leahy Inc.
                                    --------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a)  631 Park Avenue             King of Prussia      PA    19406    Montgomery
     ---------------------------------------------------------------------------
     Number and Street                     City    State     Zip       County

(b)
     ---------------------------------------------------------------------------
     Name of Commercial Registered Office Provider County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is:

     Business Corporation Law of 1988, as amended
     ---------------------------------------------------------------------------

4.   The date of its incorporation is:  March 5, 1997
                                      ------------------------------------------

5.   (Check, and if appropriate complete, one of the following):

      X The amendment shall be effective upon filing these Articles of Amendment
     ---
     in the Department of State.

        The amendment shall be effective on:
     ---                                    -----------------

6.   (Check one of the following):

      X The amendment was adopted by the shareholders pursuant to 15 Pa.C.S.
     ---
     (S)1914 (a) and (b).

        The amendment was adopted by the board of directors pursuant to 15
     ---
     Pa. C.S. (S)1914 (c).

7.   (Check, and if appropriate complete, one of the following):

        The amendment adopted by the corporation, set forth in full,
     ---
     is as follows:

      X The amendment adopted by the corporation is as set forth in full in
     ---
     Exhibit A, attached hereto and made a part hereof.

8.   (Check if the amendment restates the Articles):

        The restated Articles of Incorporation supersede the original
     ---
     Articles and all amendments thereto.


          IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this _____ day of _______________, 1997.


                                    PIERCE LEAHY INC.


                                    BY:
                                       -----------------------------------------
                                       Name:
                                       Title:

                       EXHIBIT A TO ARTICLES OF AMENDMENT


     Article 4 is hereby amended in its entirety to read in full as follows:

          "4(a) The aggregate number of shares which the corporation shall have the authority to issue is Ninety Million (90,000,000) shares, to be divided into Eighty Million (80,000,000) shares of Common Stock, par value $.01 per share, and Ten Million (10,000,000) shares of Preferred Stock, par value $.01 per share.

          (b) The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock as a class without series or in one or more series, and, by filing a statement pursuant to applicable law of the Commonwealth of Pennsylvania, to establish from time to time the number of shares to be included in each such class or series, and to fix the designations, powers, preferences and rights of the shares of each such class or series."

          (c) Any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation.

     Article 7 is hereby amended to add the following:

          "(b)  Subchapter E (Sections 2541-2548), Subchapter G (Sections 2561-
     2568) and Subchapter H (Section 2571-2578) of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to this corporation."